Exhibit 99.1

Quarterly Earnings Review

January 18, 2012

Table of Contents

Fourth Quarter 2011 Financial Highlights	2

Financial Summary/Key Metrics	3

Business Metrics	4

Fee and Other Revenue	6

Net Interest Revenue	8

Noninterest Expense	9

Capital	10

Investment Securities Portfolio	11

Nonperforming Assets	12

Allowance for Credit Losses, Provision and Net Charge-offs	12

Review of Businesses	12

• Investment Management	13

• Investment Services	15

• Other	17

Supplemental Information – Explanation of Non-GAAP Financial Measures	18

Cautionary Statement	22

BNY Mellon 4Q11 Quarterly Earnings Review

FOURTH QUARTER 2011 FINANCIAL HIGHLIGHTS

	Net income from continuing operations (a)			EPS from continuing operations (a) (b)
	(in millions)			4Q10	3Q11	4Q11		4Q11 vs.
	4Q10	3Q11	4Q11					4Q10	3Q11
Earnings:
Continuing operations – GAAP	$690	$651	$505	$0.55	$0.53	$0.42		(24)%	(21)%
Non-GAAP adjustments (a)	44	—	67	0.04	—	0.06

Subtotal Non-GAAP operating basis	734	651	572	0.59	0.53	0.47	(c)	(20)%	(11)%
Intangible amortization	72	67	66	0.06	0.05	0.05

Continuing operations – Non-GAAP	$806	$718	$638	$0.65	$0.58	$0.52		(20)%	(10)%

Net income applicable to common shareholders – GAAP	$679	$651	$505	$0.54	$0.53	$0.42		(22)%	(21)%

KEY POINTS (comparisons are unannualized 4Q11 vs. 4Q10 unless otherwise stated)

•	Earnings
-	Total revenue of $3.5 billion, down 6%.
-	Fee revenue down 7% due to:
-	Investment services fees were down 8% primarily due to seasonally lower Depositary Receipts revenue, lower volumes and higher money market fee waivers. Adjusting for the seasonal impact of Depositary Receipts revenue, investment services fees decreased 3%.
-	Investment management and performance fees decreased 9% driven by higher money market fee waivers, lower performance fees and weaker international equity markets, partially offset by net new business.
-	Net interest revenue increased 8% driven primarily by growth in client deposits which were placed with central banks.
-	Provision for credit losses of $23 million primarily resulting from a broker-dealer customer that filed for bankruptcy in the fourth quarter of 2011.
-	Noninterest expense increased 1%; down 2% excluding restructuring charges and M&I expenses. The decrease was primarily driven by lower staff expense partially offset by higher litigation expense.
-	4Q11 includes restructuring charges of $107 million.
-	Effective tax rate of 30.6%.
•	AUC/A and AUM
-	AUC/A of $25.8 trillion, increased 3%.
-	AUM of $1.26 trillion, increased 8%.
-	Long-term inflows of $16 billion and short-term inflows of $7 billion in 4Q11.
•	Capital
-	Estimated Basel III Tier 1 common equity ratio (Non-GAAP) 7.1%, up 60 basis points sequentially. (a)
-	Basel I Tier 1 common equity ratio 13.4%, up 90 basis points sequentially. (a)
-	Generated $571 million of Basel I Tier 1 common equity in 4Q11
-	Return on tangible common equity (Non-GAAP) excluding restructuring charges and M&I expenses 20%. (a)
(a)	See Supplemental information beginning on page 18 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share is determined based on the net income reported on the income statement less earnings allocated to participating securities of $6 million in the fourth quarter of 2010, $7 million in the third quarter of 2011 and $6 million in the fourth quarter of 2011, and the excess of redeemable value over the fair value of noncontrolling interests of $- million in the fourth quarter of 2010, $4 million in the third quarter of 2011 and $(1) million in the fourth quarter of 2011.
(c)	Does not foot due to rounding.

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BNY Mellon 4Q11 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollars in millions, common shares in thousands)						4Q11 vs.
	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
Revenue:
Fee and other revenue – GAAP	$2,972	$2,838	$3,056	$2,887	$2,765
Less: Net securities gains (losses)	1	5	48	(2)	(3)

Total fee revenue – GAAP	2,971	2,833	3,008	2,889	2,768	(7)%	(4)%
Income of consolidated investment management funds, net of noncontrolling interests (a)	45	66	42	19	23
Net interest revenue – GAAP	720	698	731	775	780	8	1
Total revenue excluding net securities gains (losses) – Non-GAAP	3,736	3,597	3,781	3,683	3,571	(4)	(3)
Total revenue – GAAP	3,751	3,646	3,850	3,694	3,540	(6)	(4)
Provision for credit losses	(22)	—	—	(22)	23
Expense:
Noninterest expense – GAAP	2,803	2,697	2,816	2,771	2,828	1	2
Less: Restructuring charges	21	(6)	(7)	(5)	107
M&I expenses	43	17	25	17	32

Subtotal noninterest expense – Non-GAAP	2,739	2,686	2,798	2,759	2,689	(2)	(3)
Less: Amortization of intangible assets	115	108	108	106	106
Total noninterest expense – Non-GAAP	2,624	2,578	2,690	2,653	2,583	(2)	(3)
Income:
Income from continuing operations before income taxes	970	949	1,034	945	689
Provision for income taxes	265	279	277	281	211
Income from continuing operations	$705	$670	$757	$664	$478	(32)%	(28)%
Net (income) loss attributable to noncontrolling interests (a)	(15)	(45)	(22)	(13)	27
Net income from continuing operations	690	625	735	651	505
Net loss from discontinued operations	(11)	—	—	—	—

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$679	$625	$735	$651	$505
Key Metrics (b):

Pre-tax operating margin (c)	26%	26%	27%	26%	19%
Non-GAAP adjusted (c)	30%	28%	29%	29%	27%
Return on common equity (annualized) (c)	8.5%	7.7%	8.8%	7.6%	5.9%
Non-GAAP (c)	9.9%	8.6%	9.7%	8.5%	7.7%

Return on tangible common equity (annualized)
Non-GAAP (c)	27.5%	24.3%	26.3%	22.1%	17.7%
Non-GAAP adjusted (c)	29.1%	24.4%	26.6%	22.3%	20.4%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	79%	78%	79%	78%	78%
Percentage of non-U.S. total revenue (d)	38%	37%	37%	39%	34%
Period end:
Employees	48,000	48,400	48,900	49,600	48,700
Market capitalization	$37,494	$37,090	$31,582	$22,543	$24,085
Common shares outstanding	1,241,530	1,241,724	1,232,691	1,212,632	1,209,675

(a)	Includes income of $14 million in the fourth quarter of 2010, income of $44 million in the first quarter of 2011, income of $21 million in the second quarter of 2011, income of $13 million in the third quarter of 2011, and a loss of $28 million in the fourth quarter of 2011 of noncontrolling interests related to consolidated investment management funds, respectively.
(b)	Key metrics for the fourth quarter of 2010 are presented on a continuing operations basis.
(c)	See Supplemental information beginning on page 18 for GAAP to Non-GAAP reconciliations.
(d)	Includes fee revenue, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

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BNY Mellon 4Q11 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						4Q11 vs.
	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
Changes in market value of assets under management (in billions) (a):
Beginning balance	$1,141	$1,172	$1,229	$1,274	$1,198
Net inflows (outflows):
Long-term	9	31	32	4	16
Money market	6	(5)	(1)	(15)	7
Total net inflows (outflows)	15	26	31	(11)	23
Net market/currency impact	16	31	14	(65)	39
Ending balance	$1,172	$1,229	$1,274	$1,198	$1,260 (b)	8%	5%

Composition of assets under management at period end (a):
Equity	32%	34%	34%	30%	31%
Fixed income	29	30	31	35	35
Money market	29	27	26	27	26
Alternative investments and overlay	10	9	9	8	8
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$6,668	$6,825	$6,884	$6,958	$7,209	8%	4%
Average deposits (in millions)	$9,140	$9,272	$8,996	$10,392	$11,761	29%	13%
(a)	Excludes securities lending cash management assets.
(b)	Preliminary.

Investment Services metrics						4Q11 vs.
	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
Market value of assets under custody and administration at period-end (in trillions)	$25.0	$25.5	$26.3	$25.9	$25.8	3%	—%

Market value of securities on loan at period-end (in billions) (a)	$278	$278	$273	$250	$269	(3)%	8%

Average loans (in millions)	$19,053	$20,554	$22,891	$22,879	$26,804	41%	17%
Average deposits (in millions)	$137,964	$141,115	$154,771	$184,181	$190,349	38%	3%

Asset servicing:
New business wins (AUC) (in billions)	$350	$496	$196	$96	$431

Corporate Trust:
Total debt serviced (in trillions)	$12.0	$11.9	$11.8	$11.9	$11.8	(2)%	(1)%
Number of deals administered	138,067	133,416	133,262	134,843	133,850	(3)%	(1)%

Depositary Receipts:
Number of sponsored programs	1,359	1,367	1,386	1,384	1,389	2%	—%

Clearing services:
DARTS volume (in thousands)	185.5	207.2	196.5	207.7	178.7	(4)%	(14)%
Average active clearing accounts (in thousands)	4,967	5,289	5,486	5,503	5,429	9%	(1)%
Average long-term mutual fund assets (U.S. platform) (in millions)	$264,076	$287,682	$306,193	$287,573	$287,562	9%	—%
Average margin loans (in millions)	$6,281	$6,978	$7,506	$7,351	$7,548	20%	3%

Broker-Dealer:
Average collateral management balances (in billions)	$1,794	$1,806	$1,845	$1,872	$1,866	4%	—%

Treasury services:
Global payments transaction volume (in thousands)	11,042	10,761	10,944	11,088	10,856	(2)%	(2)%
(a)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 4Q11 Quarterly Earnings Review

Market indices						4Q11 vs.
	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
S&P 500 Index (a)	1258	1326	1321	1131	1258	—%	11%
S&P 500 Index – daily average	1204	1302	1318	1227	1224	2	—
FTSE 100 Index (a)	5900	5909	5946	5128	5572	(6)	9
FTSE 100 Index-daily average	5760	5945	5906	5470	5424	(6)	(1)
Barclays Capital Aggregate BondSM Index (a)	323	328	341	346	347	7	—
MSCI Emerging Markets (EM) IMI Index (a)	1151	1164	1140	874	904	(21)	3
NYSE and NASDAQ share volume (in billions)	219	225	213	250	206	(6)	(18)

(a)	Period end.

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BNY Mellon 4Q11 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue						4Q11 vs.
(dollars in millions)	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
Investment services fees:
Asset servicing (a)	$908	$917	$973	$922	$885	(3)%	(4)%
Issuer services	409	351	365	442	287	(30)	(35)
Clearing services	278	292	292	297	278	—	(6)
Treasury services	135	134	134	133	134	(1)	1
Total investment services fees	1,730	1,694	1,764	1,794	1,584	(8)	(12)
Investment management and performance fees	800	764	779	729	730	(9)	—
Foreign exchange and other trading revenue	258	198	222	200	228	(12)	14
Distribution and servicing	55	53	49	43	42	(24)	(2)
Financing-related fees	48	43	49	40	38	(21)	(5)
Investment and other income	80	81	145	83	146	N/M	N/M
Total fee revenue	2,971	2,833	3,008	2,889	2,768	(7)	(4)
Net securities gains (losses)	1	5	48	(2)	(3)	N/M	N/M
Total fee and other revenue	$2,972	$2,838	$3,056	$2,887	$2,765	(7)%	(4)%
Fee revenue as a percentage of total revenue excluding net securities gains (losses)	79%	78%	79%	78%	78%
(a)	Asset servicing fees include securities lending revenue of $38 million in the fourth quarter of 2010, $37 million in the first quarter of 2011, $62 million in the second quarter of 2011, $41 million in the third quarter of 2011 and $43 million in the fourth quarter of 2011.

N/M - Not meaningful.

KEY POINTS

•

Asset servicing fees were $885 million, a decrease of 3% year-over-year and 4% (unannualized) sequentially. Both decreases were primarily driven by lower volumes, a shift in client asset allocations and the termination of certain client relationships from recent acquisitions that did not meet our risk profile.

•

Issuer services fees were $287 million, a decrease of 30% year-over-year and 35% (unannualized) sequentially. The decreases primarily resulted from seasonally lower Depositary Receipts revenue. Depositary Receipts revenue traditionally generated in the fourth quarter was received in the third quarter of 2011. Adjusted for the seasonal impact of Depositary Receipts revenue, issuer services fees decreased 6% year-over-year and was flat sequentially. The 6% year-over-year decline reflects fee waivers in Corporate Trust and lower fees in Shareowner Services.

•

Clearing services fees were $278 million, unchanged year-over-year and a decrease of 6% (unannualized) sequentially. The year-over-year results were driven by new business, which was offset by lower trading volumes and higher money market fee waivers. The sequential decrease reflects lower trading volumes and higher money market fee waivers.

•

Investment management and performance fees were $730 million, a decrease of 9% year-over-year and flat (unannualized) sequentially. The year-over-year decrease was driven by higher money market fee waivers, lower performance fees and weaker international equity markets, partially offset by net new business. Sequentially, higher performance fees and net new business were offset by lower revenue on equity investments and higher money market fee waivers.

•	Foreign exchange and other trading revenue

(in millions)	4Q10	1Q11	2Q11	3Q11	4Q11
Foreign exchange	$206	$173	$184	$221	$183
Fixed income	39	17	28	(21)	41
Credit derivatives (Used as economic hedges of loans)	(3)	(1)	(1)	1	(2)
Other	16	9	11	(1)	6
Total	$258	$198	$222	$200	$228

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BNY Mellon 4Q11 Quarterly Earnings Review

Foreign exchange and other trading revenue totaled $228 million compared with $258 million in the fourth quarter of 2010 and $200 million in the third quarter of 2011. In the fourth quarter of 2011, foreign exchange revenue totaled $183 million, a decrease of 11% year-over-year and 17% (unannualized) sequentially. Both decreases resulted from lower volumes. The year-over-year decrease was partially offset by higher volatility, while sequentially, volatility decreased. Other trading revenue was $45 million in the fourth quarter of 2011 compared with revenue of $52 million in the fourth quarter of 2010 and a loss of $21 million in the third quarter of 2011. The sequential increase was primarily driven by a lower credit valuation adjustment.

•

Investment and other income totaled $146 million compared with $80 million in the prior year period and $83 million in the third quarter of 2011. The increases compared with both prior periods primarily resulted from a pre-tax gain of $98 million (after-tax gain of $4 million) on the sale of the Shareowner Services business, partially offset by a $30 million write-down of an equity investment.

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BNY Mellon 4Q11 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						4Q11 vs.
(dollars in millions)	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10		3Q11
Net interest revenue (non-FTE)	$720	$698	$731	$775	$780	8%		1%
Net interest revenue (FTE)	724	702	737	782	790	9		1
Net interest margin (FTE)	1.54%	1.49%	1.41%	1.30%	1.27%	(27	) bps	(3	) bps
Selected average balances:
Cash/interbank investments	$82,000	$82,524	$97,946	$126,392	$121,025	48%		(4)%
Trading account securities	2,698	3,698	2,877	2,509	2,490	(8)		(1)
Securities	65,370	65,397	68,782	70,863	79,981	22		13
Loans	37,529	38,566	40,328	40,489	44,236	18		9

Interest-earning assets	187,597	190,185	209,933	240,253	247,732	32		3
Interest-bearing deposits	111,776	116,515	125,958	125,795	130,343	17		4
Noninterest-bearing deposits	39,625	38,616	43,038	73,389	76,309	93		4
Selected average yields/rates:
Cash/interbank investments	0.87%	0.73%	0.73%	0.66%	0.61%
Trading account securities	3.02	2.44	2.44	2.62	2.94
Securities	3.02	2.96	2.89	2.87	2.60
Loans	2.12	2.08	2.02	1.96	1.87
Interest-earning assets	1.90	1.80	1.70	1.55	1.50
Interest-bearing deposits	0.14	0.17	0.22	0.21	0.18
Average cash/interbank investments as a percentage of average interest-earning assets	44%	43%	47%	53%	49%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	21%	20%	21%	31%	31%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $780 million in 4Q11, an increase of $60 million compared with 4Q10 and $5 million sequentially. The increase in net interest revenue compared with both prior periods was primarily driven by growth in client deposits which were placed with central banks. The year-over-year increase also reflects increased investment in high grade securities and secured loans, partially offset by lower global interest rates.

-	Average noninterest-bearing client deposits increased $3 billion, or 4%, compared with 3Q11.
•

The net interest margin (FTE) was 1.27% in 4Q11, compared with 1.54% in 4Q10 and 1.30% in 3Q11. The decline in the net interest margin (FTE) primarily reflects the increase in client deposits which were invested in short-term, low-yielding assets.

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BNY Mellon 4Q11 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense						4Q11 vs.
(dollars in millions)	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
Staff:
Compensation	$871	$876	$903	$903	$885	2%	(2)%
Incentives	348	325	328	328	281	(19)	(14)
Employee benefits	198	223	232	226	216	9	(4)
Total staff	1,417	1,424	1,463	1,457	1,382	(2)	(5)
Professional, legal and other purchased services	320	283	301	311	322	1	4
Software and equipment	207	206	203	193	213	3	10
Net occupancy	158	153	161	151	159	1	5
Distribution and servicing	104	111	109	100	96	(8)	(4)
Sub-custodian	70	68	88	80	62	(11)	(23)
Business development	88	56	73	57	75	(15)	32
Other	260	277	292	304	274	5	(10)
Subtotal	2,624	2,578	2,690	2,653	2,583	(2)	(3)
Amortization of intangible assets	115	108	108	106	106	(8)	—
Restructuring charges	21	(6)	(7)	(5)	107	N/M	N/M
M&I expenses	43	17	25	17	32	(26)	88
Total noninterest expense	$2,803	$2,697	$2,816	$2,771	$2,828	1%	2%
Total staff expense as a percentage of total revenue	38%	39%	38%	39%	39	%

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and merger and integration (“M&I”) expenses) (Non-GAAP) decreased 2% compared with the prior year period and 3% (unannualized) sequentially.

-	The year-over-year decrease reflects lower staff expense, partially offset by higher litigation expense.
-	The sequential decrease primarily resulted from lower staff expense, reflecting lower incentive expense and a decline in headcount. Expenses also declined as a result of lower litigation expense and lower volume driven expenses. The decreases were partially offset by higher software and equipment expense resulting from increased license fees and new assets placed into service, higher business development and professional, legal and other purchased services expenses.
•

4Q11 results include a $107 million restructuring charge related to efficiency initiatives to transform operations, technology and corporate services. This charge includes $78 million for severance costs and $29 million of lease write-offs and other related expenses.

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BNY Mellon 4Q11 Quarterly Earnings Review

CAPITAL

Basel I Tier 1 common equity generation
(dollars in millions)	4Q10	1Q11	2Q11	3Q11	4Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$679	$625	$735	$651	$505
Add: Amortization of intangible assets, net of tax	72	68	68	67	66
Gross Basel I Tier 1 common equity generated	751	693	803	718	571
Less capital deployed:
Dividends	112	111	162	160	159
Common stock repurchases	—	32	272	462	69
Total capital deployed	112	143	434	622	228
Add: Other	(64)	245	138	(59)	129
Net Basel I Tier 1 common equity generated	$575	$795	$507	$37	$472

Capital ratios	Dec. 31, 2010	Sept. 30, 2011	Dec. 31, 2011 (a)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c)	N/A	6.5%	7.1%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	11.8%	12.5	13.4
Basel I Tier 1 capital ratio	13.4	14.0	15.0
Basel I total (Tier 1 plus Tier 2) capital ratio	16.3	16.1	17.0
Basel I leverage capital ratio	5.8	5.1	5.2
Common shareholders’ equity to total assets ratio (c)	13.1	10.5	10.3
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	5.8	5.9	6.4
(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	See the Supplemental information section beginning on page 18 for a calculation of these ratios.

N/A – Not applicable.

We generated $571 million of Basel I Tier 1 common equity in the fourth quarter of 2011, primarily driven by earnings retention.

Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) was 7.1% at Dec. 31, 2011 compared with 6.5% at Sept. 30, 2011. The improvement in the ratio was driven by lower risk-weighted assets and a reduction in goodwill and intangible assets.

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BNY Mellon 4Q11 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2011, the fair value of our investment securities portfolio totaled $81.7 billion. The unrealized pre-tax net gain on our total securities portfolio was $793 million at Dec. 31, 2011 compared with $863 million at Sept. 30, 2011 and $353 million at Dec. 31, 2010. During the fourth quarter of 2011, we received $296 million of paydowns and sold approximately $250 million of sub-investment grade securities. The investment securities previously included in the former Grantor Trust were marked down to approximately 60% of face value in 2009. At Dec. 31, 2011, these securities were trading above adjusted amortized cost with a total unrealized pre-tax gain of $177 million.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	Sept. 30, 2011		4Q11 change in unrealized gain/ (loss)	Dec. 31, 2011			Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollars in millions)	Fair value			Amortized cost	Fair value				AAA/ AA-	A+/A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list: (b)
European floating
rate notes (c)	$3,657		$50	$3,372	$3,025		89%	$(347)	71%	23%	6%	—%	—%
Non-agency RMBS	2,042		1	2,130	1,780		76	(350)	21	15	12	52	—
Other	288		(3)	246	264		34	18	3	1	22	23	51
Total Watch list (b)	5,987		48	5,748	5,069		78	(679)	50	19	8	20	3
Agency RMBS	21,707		(28)	26,890	27,493		102	603	100	—	—	—	—
U.S. Treasury securities	18,185		(14)	17,627	17,999		102	372	100	—	—	—	—
Sovereign debt/ sovereign guaranteed (d)	11,247		19	11,724	11,881		101	157	100	—	—	—	—
Non-agency RMBS (e)	3,608		(157)	3,002	3,179		64	177	1	1	2	96	—
Commercial MBS	2,547		44	2,935	3,003		105	68	84	14	2	—	—
State and political subdivisions	2,027		33	2,787	2,806		101	19	76	19	3	—	2
Foreign covered bonds (f)	2,570		(2)	2,410	2,425		101	15	99	1	—	—	—
FDIC-insured debt	2,131		(9)	1,100	1,112		101	12	100	—	—	—	—
CLO	1,189		(2)	1,258	1,233		98	(25)	96	4	—	—	—
U.S. Government agency debt	959		(1)	932	958		103	26	100	—	—	—	—
Credit cards	463		(1)	393	397		101	4	16	84	—	—	—
Other	3,840		—	4,139	4,183		101	44	58	30	4	—	8
Total investment securities	$76,460	(g)	$(70)	$80,945	$81,738	(g)	101%	$793	89%	5%	1%	5%	—%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(c)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(d)	Comprised of exposure to UK, Germany, France, Netherlands and Japan.
(e)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(f)	Primarily comprised of exposure to Germany and Canada.
(g)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $149 million at Sept. 30, 2011 and $269 million at Dec. 31, 2011.

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BNY Mellon 4Q11 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Dec. 31, 2010	Sept. 30, 2011	Dec. 31, 2011
Loans:
Other residential mortgages	$244	$228	$203
Commercial real estate	44	28	40
Wealth management	59	32	32
Financial institutions	5	12	23
Commercial	34	21	21
Foreign	7	13	10
Total nonperforming loans	393	334	329
Other assets owned	6	10	12
Total nonperforming assets (a)	$399	$344	$341
Nonperforming assets ratio	1.06%	0.76%	0.78%
Allowance for loan losses/nonperforming loans	126.7	117.4	119.8
Total allowance for credit losses/nonperforming loans	145.3	149.1	151.1

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $218 million at Dec. 31, 2010, $265 million at Sept. 30, 2011 and $101 million at Dec. 31, 2011. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	4Q10	3Q11	4Q11
Allowance for credit losses – beginning of period	$608	$535	$498
Provision for credit losses	(22)	(22)	23
Net (charge-offs) recoveries:
Other residential mortgages	(14)	(14)	(14)
Commercial	2	(1)	(7)
Foreign	—	—	(2)
Commercial real estate	(2)	—	(1)
Financial institutions	(1)	—	—
Net (charge-offs) recoveries	(15)	(15)	(24)
Allowance for credit losses – end of period	$571	$498	$497
Allowance for loan losses	$498	$392	$394
Allowance for unfunded commitments	73	106	103

The provision for credit losses was $23 million in the fourth quarter of 2011 compared with a credit of $22 million in both the fourth quarter of 2010 and third quarter of 2011. The provision in the fourth quarter of 2011 primarily resulted from a broker-dealer customer that filed for bankruptcy in 4Q11.

REVIEW OF BUSINESSES

In the first quarter of 2011, BNY Mellon realigned its internal reporting structure and business presentation to focus on its two principal businesses, Investment Management and Investment Services. Also in the first quarter of 2011, we revised the net interest revenue for our businesses to reflect a new approach which adjusts our transfer pricing methodology to better reflect the value of certain domestic deposits. All prior period business results were restated. There was no impact to the consolidated results.

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BNY Mellon 4Q11 Quarterly Earnings Review

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

						4Q11 vs.
(dollars in millions, unless otherwise noted)	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
Revenue:
Investment management and performance fees:
Mutual funds	$293	$283	$290	$263	$237	(19)%	(10)%
Institutional clients	300	319	319	311	299	—	(4)
Wealth management	157	164	163	157	154	(2)	(2)
Performance fees	75	17	18	11	47	(37)	N/M
Total investment management and performance fees	825	783	790	742	737	(11)	(1)
Distribution and servicing	52	51	48	41	41	(21)	—
Other (a)	22	36	27	(23)	(9)	N/M	N/M
Total fee and other revenue (a)	899	870	865	760	769	(14)	1
Net interest revenue	50	53	47	51	55	10	8
Total revenue	949	923	912	811	824	(13)	2
Provision for credit losses	2	—	1	—	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	667	630	643	625	634	(5)	1
Income before taxes (ex. amortization of intangible assets)	280	293	268	186	190	(32)	2
Amortization of intangible assets	61	55	53	53	53	(13)	-
Income before taxes	$219	$238	$215	$133	$137	(37)%	3%

Pre-tax operating margin	23%	26%	24%	16%	17%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	33%	36%	33%	26%	26%

Metrics:
Changes in market value of assets under management (in billions) (c):
Beginning balance	$1,141	$1,172	$1,229	$1,274	$1,198
Net inflows (outflows):
Long-term	9	31	32	4	16
Money market	6	(5)	(1)	(15)	7
Total net inflows (outflows)	15	26	31	(11)	23
Net market/currency impact	16	31	14	(65)	39
Ending balance	$1,172	$1,229	$1,274	$1,198	$1,260 (d)	8%	5%

Composition of assets under management at period end (c):
Equity	32%	34%	34%	30%	31%
Fixed income	29	30	31	35	35
Money market	29	27	26	27	26
Alternative investments and overlay	10	9	9	8	8
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans	$6,668	$6,825	$6,884	$6,958	$7,209	8%	4%
Average deposits	$9,140	$9,272	$8,996	$10,392	$11,761	29%	13%
(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See Supplemental information beginning on page 18. Additionally, other revenue includes asset servicing, clearing services and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $104 million, $110 million, $108 million, $99 million, and $95 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Preliminary.

N/M – Not meaningful.

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BNY Mellon 4Q11 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Assets under management were $1.26 trillion at Dec. 31, 2011, an increase of 8% year-over-year and 5% sequentially. The year-over-year increase primarily resulted from net new business. On a sequential basis, the increase resulted from higher equity markets and net new business.

-	Net long-term inflows were $16 billion and short-term inflows were $7 billion in 4Q11. Long-term inflows benefited from fixed income and equity indexed products.

•

Investment management and performance fees decreased 11% year-over-year and 1% (unannualized) sequentially. The year-over-year decrease was driven by higher money market fee waivers, lower performance fees and weaker international equity markets, partially offset by net new business. Sequentially, higher performance fees and net new business were more than offset by lower revenue on equity investments and higher money market fee waivers.

•

Other revenue was a loss of $9 million in 4Q11 compared with revenue of $22 million in 4Q10 and a loss of $23 million in 3Q11. Both comparisons were negatively impacted by a $30 million write-down of an equity investment in 4Q11. Also, the year-over-year results reflect a lower mark-to-market on seed capital investments, while the mark-to-market on seed capital investments improved sequentially.

•

Net interest revenue increased 10% year-over-year and 8% (unannualized) sequentially. Both increases primarily resulted from higher average deposits and loans, partially offset by the impact of low interest rates.

-	Average loans increased 8% year-over-year and 4% sequentially; average deposits increased 29% year-over-year and 13% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) decreased 5% year-over-year and increased 1% (unannualized) sequentially. The year-over-year decrease was driven by lower incentives and distribution and servicing expenses. The sequential increase primarily resulted from higher incentives due to the increase in performance fees, partially offset by lower distribution and servicing expenses.

•	44% non-U.S. revenue in 4Q11 vs. 42% in 4Q10.

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BNY Mellon 4Q11 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						4Q11 vs.
(dollars in millions, unless otherwise noted)	4Q10	1Q11	2Q11	3Q11	4Q11	4Q10	3Q11
Revenue:
Investment services fees:
Asset servicing	$882	$891	$943	$894	$858	(3)%	(4)%
Issuer services	409	351	365	442	288	(30)	(35)
Clearing services	276	290	290	294	275	—	(6)
Treasury services	134	133	134	132	133	(1)	1
Total investment services fees	1,701	1,665	1,732	1,762	1,554	(9)	(12)
Foreign exchange and other trading revenue	227	208	202	235	195	(14)	(17)
Other (a)	82	77	84	72	171	N/M	N/M
Total fee and other revenue (a)	2,010	1,950	2,018	2,069	1,920	(4)	(7)
Net interest revenue	598	639	668	679	649	9	(4)
Total revenue	2,608	2,589	2,686	2,748	2,569	(1)	(7)
Noninterest expense (ex. amortization of intangible assets)	1,760	1,763	1,837	1,901	1,765	—	(7)
Income before taxes (ex. amortization of intangible assets)	848	826	849	847	804	(5)	(5)
Amortization of intangible assets	53	53	54	52	53	—	2
Income before taxes	$795	$773	$795	$795	$751	(6)%	(6)%

Pre-tax operating margin	30%	30%	30%	29%	29%
Pre-tax operating margin (ex. amortization of intangible assets)	33%	32%	32%	31%	31%

Investment services fees as a percentage of noninterest expense (b)	96%	96%	96%	97%	89%

Metrics:
Market value of assets under custody and administration at period-end (in trillions)	$25.0	$25.5	$26.3	$25.9	$25.8	3%	—%

Market value of securities on loan at period-end (in billions) (c)	$278	$278	$273	$250	$269	(3)%	8%

Securities lending revenue	$27	$27	$52	$32	$35	30%	9%

Average loans	$19,053	$20,554	$22,891	$22,879	$26,804	41%	17%
Average deposits	$137,964	$141,115	$154,771	$184,181	$190,349	38%	3%

Asset servicing:
New business wins (AUC) (in billions)	$350	$496	$196	$96	$431

Corporate Trust:
Total debt serviced (in trillions)	$12.0	$11.9	$11.8	$11.9	$11.8	(2)%	(1)%
Number of deals administered	138,067	133,416	133,262	134,843	133,850	(3)%	(1)%

Depositary Receipts:
Number of sponsored programs	1,359	1,367	1,386	1,384	1,389	2%	—%

Clearing services:
DARTS volume (in thousands)	185.5	207.2	196.5	207.7	178.7	(4)%	(14)%
Average active clearing accounts (in thousands)	4,967	5,289	5,486	5,503	5,429	9%	(1)%
Average long-term mutual fund assets (U.S. platform)	$264,076	$287,682	$306,193	$287,573	$287,562	9%	—%
Average margin loans	$6,281	$6,978	$7,506	$7,351	$7,548	20%	3%

Broker-Dealer:
Average collateral management balances (in billions)	$1,794	$1,806	$1,845	$1,872	$1,866	4%	—%

Treasury services:
Global payments transaction volume (in thousands)	11,042	10,761	10,944	11,088	10,856	(2)%	(2)%
(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 4Q11 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.6 billion, a decrease of 9% year-over-year and 12% (unannualized) sequentially.

-	Asset servicing revenue (global custody, broker-dealer services and alternative investment services) was $858 million in 4Q11 compared with $882 million in 4Q10 and $894 million in 3Q11. Both decreases were primarily driven by lower volumes, a shift in client asset allocations and the termination of certain client relationships from recent acquisitions that did not meet our risk profile.

-	Issuer services revenue (Corporate Trust, Depositary Receipts and Shareowner Services) was $288 million in 4Q11 compared with $409 million in 4Q10 and $442 million in 3Q11. The decreases resulted from seasonally lower Depositary Receipts revenue. Depositary Receipts revenue traditionally generated in the fourth quarter was received in the third quarter of 2011. Adjusting for the seasonal impact of Depositary Receipts revenue, issuer services fees decreased 6% year-over-year and was flat sequentially. The 6% year-over-year decline reflects fee waivers in Corporate Trust and lower fees in Shareowner Services.

-	Clearing services revenue (Pershing) was $275 million in 4Q11 compared with $276 million in 4Q10 and $294 million in 3Q11. The year-over-year results were driven by new business, which was offset by higher money market fee waivers and lower trading volumes. The sequential decrease reflects lower trading volumes and higher money market fee waivers.

•

Foreign exchange and other trading revenue decreased 14% year-over-year and 17% (unannualized) sequentially. Both decreases resulted from lower volumes. The year-over-year decrease was partially offset by higher volatility, while sequentially, volatility decreased.

•

Other revenue increased $89 million year-over-year and $99 million sequentially. Both increases were driven by the pre-tax gain of $98 million (after-tax gain of $4 million) on the sale of the Shareowner Services business.

•

Net interest revenue was $649 million in 4Q11 compared with $598 million in 4Q10 and $679 million in 3Q11. The year-over-year increase reflects higher average customer balances and loan levels. The sequential decrease reflects the impact of lower interest rates partially offset by higher average customer balances and loan levels.

•

Noninterest expense (excluding amortization of intangible assets) was flat year-over-year and decreased 7% (unannualized) sequentially. Year-over-year, higher litigation expense was primarily offset by lower incentive and volume-related expenses. The sequential decrease reflects lower staff expense driven by lower compensation reflecting a decline in headcount, lower litigation and volume-related expenses.

•	33% non-U.S. revenue in 4Q11 vs. 39% in 4Q10.

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BNY Mellon 4Q11 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items.

(dollars in millions)	4Q10	1Q11	2Q11	3Q11	4Q11
Revenue:
Fee and other revenue	$108	$84	$215	$77	$99
Net interest revenue	72	6	16	45	76
Total revenue	180	90	231	122	175
Provision for credit losses	(24)	—	(1)	(22)	23
Noninterest expense (ex. amortization of intangible assets, restructuring charges and M&I expenses)	197	185	210	127	184
Income (loss) before taxes (ex. amortization of intangible assets, restructuring charges and M&I expenses)	7	(95)	22	17	(32)
Amortization of intangible assets	1	—	1	1	—
Restructuring charges	21	(6)	(7)	(5)	107
M&I expenses	43	17	25	17	32
Income (loss) before taxes	$(58)	$(106)	$3	$4	$(171)
Average loans and leases	$11,808	$11,187	$10,553	$10,652	$10,223
Average deposits	$4,297	$4,744	$5,229	$4,611	$4,542

KEY POINTS

•

Total fee and other revenue decreased $9 million compared to 4Q10 and increased $22 million compared with 3Q11. The year-over-year decrease was driven by lower financing-related fees. The sequential increase resulted from a lower credit valuation adjustment.

•	The year-over-year increase in net interest revenue reflects an increase in our investment securities portfolio.

•	The provision for credit losses was $23 million in the fourth quarter of 2011 primarily resulting from a broker-dealer customer that filed for bankruptcy.

•	Noninterest expense (excluding amortization of intangible assets, restructuring charges and M&I expenses) decreased $13 million compared to 4Q10 and increased $57 million sequentially.

-	The year-over-year decrease primarily resulted from lower incentive expense.

-	The sequential increase reflects the impact of state investment tax credits recorded in 3Q11, as well as higher legal and other purchased services expenses and higher software and equipment expense resulting from increased license fees and new assets placed into service.

•	Restructuring charges of $107 million were recorded in the fourth quarter of 2011 related to efficiency initiatives to transform operations, technology and corporate services.

Page - 17

BNY Mellon 4Q11 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Tier 1 common equity to risk-weighted assets excludes trust preferred securities, which will be phased out as Tier 1 regulatory capital beginning in 2013. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses); and expense measures which exclude restructuring charges, M&I expenses and amortization of intangible assets expenses. Operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio.

The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. Restructuring charges relate to our operational efficiency initiatives and migrating positions to global growth centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

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BNY Mellon 4Q11 Quarterly Earnings Review

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Reconciliation of net income and EPS – GAAP to Non-GAAP	4Q10			3Q10		4Q10
(in millions, except per common share amounts)	Net income	EPS (a)		Net income	EPS (a)	Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$679	$0.54		$651	$0.53	$505	$0.42
Loss from discontinued operations	(11)	(0.01)		—	—	—	—
Continuing operations – GAAP	690	0.55		651	0.53	505	0.42
Add: Restructuring charges	15	0.01		N/A	N/A	67	0.06
M&I expenses	29	0.02		N/A	N/A	N/A	N/A
Net income from continuing operations applicable to common shareholders excluding restructuring charges and M&I expenses – Non-GAAP	734	0.59	(b)	651	0.53	572	0.47	(b)
Add: Amortization of intangible assets	72	0.06		67	0.05	66	0.05
Net income from continuing operations applicable to common shareholders excluding restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$806	$0.65		$718	$0.58	$638	$0.52
(a)	Diluted earnings per share are determined based on the net income reported on the income statement less earnings allocated to participating securities of $6 million in the fourth quarter of 2010, $7 million in the third quarter of 2011, $6 million in the fourth quarter of 2011 and the excess of redeemable value over the fair value of noncontrolling interests of $ - million in the fourth quarter of 2010, $4 million in the third quarter of 2011 and $(1) million in the fourth quarter of 2011.
(b)	Does not foot due to rounding.

N/A – Not applicable.

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	4Q10	1Q11	2Q11	3Q11	4Q11
Income from continuing operations before income taxes – GAAP	$970	$949	$1,034	$945	$689
Less: Net securities gains (losses)	1	5	48	(2)	(3)
Noncontrolling interests of consolidated investment management funds	14	44	21	13	(28)
Add: Amortization of intangible assets	115	108	108	106	106
Restructuring charges	21	(6)	(7)	(5)	107
M&I expenses	43	17	25	17	32
Income from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP	$1,134	$1,019	$1,091	$1,052	$965
Fee and other revenue – GAAP	$2,972	$2,838	$3,056	$2,887	$2,765
Income of consolidated investment management funds – GAAP	59	110	63	32	(5)
Net interest revenue – GAAP	720	698	731	775	780
Total revenue – GAAP	3,751	3,646	3,850	3,694	3,540
Less: Net securities gains (losses)	1	5	48	(2)	(3)
Noncontrolling interests of consolidated investment management funds	14	44	21	13	(28)
Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,736	$3,597	$3,781	$3,683	$3,571
Pre-tax operating margin (a)	26%	26%	27%	26%	19%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP (a)	30%	28%	29%	29%	27%
(a)	Income before taxes divided by total revenue.

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BNY Mellon 4Q11 Quarterly Earnings Review

Return on common equity and tangible common equity (dollars in millions)	4Q10 (a)	1Q11	2Q11	3Q11	4Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$679	$625	$735	$651	$505
Less: Loss from discontinued operations, net of tax	(11)	—	—	—	—
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	690	625	735	651	505
Add: Amortization of intangible assets, net of tax	72	68	68	67	66
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	762	693	803	718	571
Less: Net securities gains (losses)	N/A	3	N/A	N/A	N/A
Add: Restructuring charges	15	(5)	(5)	(3)	67
M&I expenses	29	11	16	11	21
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP	$806	$696	$814	$726	$659

Average common shareholders’ equity	$32,379	$32,827	$33,464	$34,008	$33,761
Less: Average goodwill	18,073	18,121	18,193	18,156	18,044
Average intangible assets	5,761	5,664	5,547	5,453	5,333
Add: Deferred tax liability – tax deductible goodwill	816	862	895	915	967
Deferred tax liability – non-tax deductible intangible assets	1,625	1,658	1,630	1,604	1,459
Average tangible common shareholders’ equity – Non-GAAP	$10,986	$11,562	$12,249	$12,918	$12,810

Return on common equity– GAAP (b)	8.5%	7.7%	8.8%	7.6%	5.9%
Return on common equity excluding amortization of intangible assets, net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP (b)	9.9%	8.6%	9.7%	8.5%	7.7%

Return on tangible common equity – Non-GAAP (b)	27.5%	24.3%	26.3%	22.1%	17.7%
Return on tangible common equity excluding net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP (b)	29.1%	24.4%	26.6%	22.3%	20.4%
(a)	Presented on a continuing operations basis.
(b)	Annualized.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Dec. 31, 2010	Sept. 30, 2011	Dec. 31, 2011
Common shareholders’ equity at period end – GAAP	$32,354	$33,695	$33,417
Less: Goodwill	18,042	18,045	17,904
Intangible assets	5,696	5,380	5,152
Add: Deferred tax liability – tax deductible goodwill	816	915	967
Deferred tax liability – non-tax deductible intangible assets	1,625	1,604	1,459
Tangible common shareholders’ equity at period end – Non-GAAP	$11,057	$12,789	$12,787

Total assets at period end – GAAP	$247,259	$322,187	$325,266
Less: Assets of consolidated investment management funds	14,766	12,063	11,347
Subtotal assets of operations – Non-GAAP	232,493	310,124	313,919
Less: Goodwill	18,042	18,045	17,904
Intangible assets	5,696	5,380	5,152
Cash on deposit with the Federal Reserve and other central banks (a)	18,566	68,293	90,230
Tangible assets of operations at period end – Non-GAAP	$190,189	$218,406	$200,633

Common shareholders’ equity to total assets – GAAP	13.1%	10.5%	10.3%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.8%	5.9%	6.4%

Period end common shares outstanding (in thousands)	1,241,530	1,212,632	1,209,675

Book value per common share	$26.06	$27.79	$27.62
Tangible book value per common share – Non-GAAP	$8.91	$10.55	$10.57
(a)	Assigned a zero percent risk-weighting by the regulators.

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BNY Mellon 4Q11 Quarterly Earnings Review

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Dec. 31, 2010	Sept. 30, 2011	Dec. 31, 2011 (b)
Total Tier 1 capital – Basel I	$13,597	$14,920	$15,389
Less: Trust preferred securities	1,676	1,660	1,657
Total Tier 1 common equity	$11,921	$13,260	$13,732

Total risk-weighted assets – Basel I	$101,407	$106,256	$102,363

Basel I Tier 1 common equity to risk-weighted assets ratio	11.8%	12.5%	13.4%
(a)	The period ended Dec. 31, 2010 includes discontinued operations.
(b)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully-phased-in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)	Sept. 30, 2011	Dec. 31, 2011 (b)
Total Tier 1 capital – Basel I	$14,920	$15,389
Less: Trust preferred securities	1,660	1,657
Adjustments related to AFS securities and pension liabilities included in AOCI (c)	470	944
Adjustments related to equity method investments (c)	590	555
Net pensions fund assets (c)	493	90
Other	26	(1)
Total estimated Basel III Tier 1 common equity	$11,681	$12,144

Total risk-weighted assets – Basel I	$106,256	$102,363
Add: Adjustments (d)	74,224	69,707
Total estimated Basel III risk-weighted assets	$180,480	$172,070

Estimated Basel III Tier 1 common equity ratio (Non-GAAP)	6.5%	7.1%
(a)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the near future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(b)	Preliminary.
(c)	Basel III does not add back to capital the adjustment to other comprehensive income that Basel I and Basel II make for pension liabilities and available-for-sale securities. Also, under Basel III, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between Basel I and Basel III include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while under Basel III includes borrower credit ratings and internal risk models; the treatment of securitizations that fall below investment grade receive a significantly higher risk weighting under Basel III than Basel I; also, Basel III includes additional adjustments for operational risk, market risk, counter party credit risk and equity exposures.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests (in millions)	4Q10	1Q11	2Q11	3Q11	4Q11
Income (loss) from consolidated investment management funds	$59	$110	$63	$32	$(5)
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	14	44	21	13	(28)
Income from consolidated investment management funds, net of noncontrolling interests	$45	$66	$42	$19	$23

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BNY Mellon 4Q11 Quarterly Earnings Review

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests (in millions)	4Q10	1Q11	2Q11	3Q11	4Q11
Investment management and performance fees	$35	$31	$29	$27	$20
Other (Investment income)	10	35	13	(8)	3
Income from consolidated investment management funds, net of noncontrolling interests	$45	$66	$42	$19	$23

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010, our Form 10-Q for the quarter ended Sept. 30, 2011 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Jan. 18, 2012, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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